EXHIBIT 10.5

                              CONSULTING AGREEMENT

===============================================================================

      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 16th day of January, 1998, by and between JUMBOSPORTS INC., A Florida corporation (hereinafter called "Client"), and Jack Bush - Raintree Partners, Inc. (hereinafter called "Consultant").

      WHEREAS, Client desires to establish a consulting agreement with Consultant, and Consultant desires to accept this assignment, subject to the terms and conditions contained herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

                                   WITNESSETH:

      1. CONSULTING. Client hereby agrees to hire Consultant, and Consultant hereby accepts assignment with Client upon the terms and conditions hereinafter set forth (such period of time being hereinafter referred to as the "Initial Term").

      2.  TERM.

          (a) INITIAL TERM. Subject to the provisions of termination of the cons15 ulting relationship as hereinafter provided, the term of this Agreement shall commence on January 16, 1998 (the "Start Date") and shall terminate on January 15, 1999.

          (b) AUTOMATIC RENEWAL. Subject to the termination provisions hereof, on each anniversary of the Start Date, this Agreement shall automatically renew for an additional one (1) year term, unless either party has provided to the other party hereto, at least 30 days prior to the anniversary of the Start Date, written notice of an intention not to renew this Agreement.

      3. DUTIES. The Consultant is engaged as the Client's Chief Executive Officer and shall have such duties, responsibilities and accommodations as the Client's Board of Directors shall designate to that position, together with such other duties as are consistent with such position and may be assigned to him, from time to time, by the Board of Directors of Client.

      4. EXTENT OF SERVICE. Consultant shall devote an appropriate amount of his working time, as established in agreement with the Board of Directors and will devote his energy and attention to his duties in connection with Client, provided that the Consultant may (i) make passive investments in entities which are not publicly traded and which are not competitive with the client or suppliers of goods or services to Client, (ii) own up to 2% of the outstanding equity securities of any entity which is publicly traded on a national securities exchange or on the NASDAQ Stock Market, and (iii) with the approval of the Board of Directors, serve on boards of non-competing companies or engage in activities of a community, civic or public interest nature.

      5. FEES AND BENEFITS. During the term of this Agreement, Client shall pay to Raintree Partners, Inc. the following fees and benefits:

          (a) ANNUAL CONSULTING FEE. During the period from the Start Date through January 15, 1999, an annual fee of no less than $300,000 U.S., provided that the Board of Directors in its sole discretion may increase such consulting fee at any time during the term of this Agreement and upon such increase the increased fee shall become the new Annual Consulting Fee from the effective date of such increase forward;

          (b) STOCK OPTION GRANTS FOR 1998. In addition to the Annual Consulting Fee set forth in subsection (a) above, the Client shall grant, effective as of the same date as this Agreement, stock options to purchase 200,000 shares of the Client's stock (the "1998 Option") all of which options to purchase 200,000 shares of Client's stock shall be designated as nonqualified options. Such stock options shall be granted to Consultant in accordance with Client's 1989 Stock Incentive Plan, will be exercisable for ten years from the date of grant and the exercise price will be $1.125 per share (which was the closing price of the Client's shares on the New York Stock Exchange on the day Consultant began consulting with the Client). The 1998 Options will vest as follows: options to purchase 100,000 shares will vest immediately, and additional options to purchase 50,000 shares will vest on July 16, 1998 and additional options to purchase 50,000 shares will vest on January 16, 1999.

          (c) OPTIONS GRANTED SUBJECT TO PLAN AVAILABILITY. The parties hereto acknowledge that there currently may not be a sufficient number of shares of the Client's Common Stock reserved under the 1989 Plan to cover the options which the Client has agreed to grant to Consultant under this Agreement. The Client hereby agrees to increase the number of shares available under the 1989 Plan to cover such options or to adopt one, or more than one, new stock option plan that has a sufficient number of shares to cover such options on a timely basis and to take all reasonable steps to qualify such plan and such options for an exemption under Rule 16b-3 of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

      6.  TERMINATION OF CONSULTING AGREEMENT.

         (a)TERMINATION OF CONSULTING AGREEMENT WITH OR WITHOUT Cause. The foregoing notwithstanding, this Agreement is not to be considered an agreement for a fixed term or as a guarantee of a continuing or permanent Consultant/Client relationship. Accordingly, subject to the provisions of Sections 7 and 8 hereof, Consultant's agreement may be terminated by Client with or without cause (as hereinafter defined) upon immediate written notice to Consultant at any time during the term of this Agreement. Additionally, _____ Consultant's ____ agreement ____ shall automatically terminate upon his death or upon a determination that he is permanently disabled. Consultant may terminate his agreement at any time upon 30 days' written notice to Client. Upon any such termination, Consultant shall immediately return any and all property and records belonging to Client which are in Consultant's possession and shall vacate Client's offices in a prompt and professional manner.

         (b)TRANSITION SERVICES. Upon a termination of agreement, whether by Consultant or by Client, with or without Cause, Consultant shall cooperate with Client in order to insure an orderly and businesslike transfer of Consultant's duties to other personnel designated by the Client. Additionally, Consultant shall make himself available at reasonable times upon reasonable notice to consult with Client and assist Client with respect to (i) any matters for which Client requests such assistance for a period of ninety (90) days after such termination of agreement, and (ii) any litigation or governmental or quasi-governmental agency investigation which may be pending at the time of termination or implemented after termination which relates to any period during which Consultant was employed by Client. In such case, Client shall reimburse Consultant for any reasonable out-of-pocket expense incurred by Consultant at Client's request in connection with such consultation or assistance, and with respect to
            (ii), Client shall schedule such consultation at time which will not interfere with any subsequent employment or consulting agreement which Consultant has obtained and such consultation shall not require more than an average of two days per month without Consultant's consent.

   7. CHANGE OF CONTROL BENEFITS. If Client should, during the term of this Agreement, be acquired (see 7(a) definition of "Change of Control) and the Board of Directors deem the acquisition or change of control to be "friendly", this Agreement will be terminated immediately with no additional payment or benefit (other than immediate vesting of any unvested stock options) required on the part of Client. Conversely, if the acquisition (change of control) is deemed by the Board of Directors to be "unfriendly", Consultant (Raintree Partners, Inc.) will receive a lump sum payment of $300,000 (a "Change of Control" benefit).

          (a)  the term "Change of Control" means the first to occur of:

               (i) the cumulative acquisition by any person (as that term is defined in Section 13 (d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended, but excluding Client, any wholly owned subsidiary of Client or any employee benefit plan of Client) during the term of this Agreement of twenty-five percent or more of the voting securities of Client either directly or indirectly. For purposes of this determination, the attribution provisions of Section 318 of the Code, as amended, shall be used to determine the voting stock indirectly owned by a person; or

               (ii) any transaction or series or transactions (including but not limited to any tender offer, exchange offer, merger or other business combination, sale of assets or other similar transaction) occurring during the term of this Agreement, the result of which is that less than a majority of the combined voting power of the then outstanding securities of the Client or any successor to the Client resulting from such transaction or series of transactions are held in the aggregate by holders of the Client's securities entitled to vote generally in the election of directors of Client immediately prior to such transaction or the beginning of the series of transactions; or

               (iii) during the period of this Agreement, individuals who at the date of execution of this Agreement constitute the Board of Directors of the Client cease for any reason to constitute at least a majority of the Board of Directors of the Client, unless the election, or the nomination for election by the Client's stockholders, of each successor to such director or each additional director elected during the term of this agreement was approved by a vote of at least two-thirds of the directors still in office who were directors of the Client at the date of this Agreement and those who were nominated and elected by such directors in compliance with this provision.

      8. EFFECT OF TERMINATION WITHOUT CAUSE OR CHANGE OF CONTROL ON OPTIONS AND EXCISE TAXES.

          (a) OPTIONS. In the event of a Change of Control or Client's termination of Consultant's agreement without cause, all options granted to Consultant prior to such Change of Control or termination without cause shall immediately vest and be exercisable by Consultant, regardless of Consultant's agreement or termination of the agreement with Client.

          (b) EXCISE TAX. In the event that any payment to be received by the Consultant in connection with a Change of Control of Client or the termination of his agreement by Client would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part , as a result of being an "excess parachute payment" with the meaning of such term in Section 2806(b) of the Code the amount payable under this subparagraph

               (c) shall be reduced so that no portion of such payment or the value of such acceleration rights is subject to excise tax pursuant to Section 4999 of the Code. If the amount necessary to eliminate such excise tax exceeds the amount otherwise payable under this Section 11 (c), no payment shall be made under this paragraph and no further adjustment shall be made. Notwithstanding the preceding sentence, (a) no portion of such payment or any acceleration right which tax counsel, selected by Client's independent auditors and acceptable to Consultant, determines not to constitute a "parachute payment" within the meaning of Section 2806 (b)(2) of the Code will be taken into account and (b) no portion of the total of Consultant's Consulting Fee which tax counsel selected by Client's independent auditors and acceptable to the Consultant determines to be reasonable compensation for services rendered within the meaning of Section 2806 (b) (4) of the Code will be taken into account.

      9. NON-COMPETITION AND TIME RESTRICTED ACTIVITIES. During the term of this Agreement and for a period of one year after the termination of the Consultant's agreement hereunder (the "Restricted Period"), without the written consent of the Client, Consultant shall not either directly or indirectly:

          (a) engage (whether for his own account or as a partner, joint venture, consultant, consultant, agent, contractor, officer, director or shareholder or otherwise) in any business which opera15 tes a retail sporting goods store located within a 50-mile radius of any retail sporting goods store operated by the Client while Consultant was hired by Client, provided that the foregoing shall not be deemed to prohibit Consultant from purchasing and owning securities of a client traded on a national securities exchange or on the NASDAQ Stock Market with which Consultant has no relationship so long as such ownership does not exceed 2% of the outstanding stock of such client. For purposes of the foregoing, a retail sporting goods store shall be deemed to be any store which sells sporting goods as its principal business regardless of the format or size of the store or the variety of the sporting goods offered for sale; or

          (b) solicit, contact or encourage (i) any person who is an exempt consultant of the Client or of any division or subsidiary of the Client or (ii) any supplier, vendor, agent or consultant to the Client, to terminate its, his, or her relationship with the Client.

          (c) make any derogatory, defamatory or negative statement about the Client or any of its officers, directors, or consultants to the press, to any part of the investment community, to the public, or to any person connected with employed by or having a relationship to the Client, provided that nothing contained herein shall be deemed to prohibit full and frank discussions of the Client and its subsidiaries and its affairs in any Board of Directors meeting of the Client;

          (d)  willfully interfere with or disrupt the Client's operations; or

          (e) assist, advise or provide information or support, whether financial or otherwise, to any person in connection with any proxy contest, action by written consent or vote, the purpose of which is to elect a director or slate of directors who were not nominated by the then sitting Board of Directors of the Client, provided, however, that nothing contained herein shall require the Consultant to vote any shares held by him in any particular manner.

      10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. While hired as Consultant by Client and after termination of such agreement for the Applicable period as defined below, Consultant shall not disclose, either directly or indirectly, any Confidential Information or Trade Secrets to any other person or otherwise use such Confidential Information or Trade Secrets for any purpose except in connection with his consulting agreement with the Client. For purposes of the foregoing, the term Trade Secret has the meaning ascribed thereto in Section 688.002(4), Florida Statutes, or any revision or successor thereto, and Confidential Information means any technical or nontechnical data, formula, pattern, compilation, program, devise, method, technique, drawing, process, know-how, financial data, financial plan, marketing plan, expansion plan, cost analysis, list of suppliers or consultants, or consultants or other proprietary information which is proprietary, secret and confidential and is not readily and legally available to the public from sources other than the Client which is not classified as a Trade Secret. The term "Applicable Period" shall mean two years with respect to disclosure of Confidential Information and the period during which a claim may be brought under Florida Statues Chapter 688 or any revision or successor thereto with respect to disclosure of Trade Secrets.

      11. SPECIAL INTERPRETIVE AND ENFORCEMENT PROVISION. The prohibited activities set forth in Sections 9 and 10 above are herein defined as "Restricted Activities" and the covenants set forth therein are herein defined as "Restrictive Covenants". If a court determines that any Restricted Activity is not enforceable or is unreasonable, arbitrary or against public policy, the Restricted Activity and the related Restrictive Covenant shall be considered divisible both as to time and geographic area, if applicable, so that the Client shall be authorized to enforce such Restrictive Covenant for such lesser time and if applicable lesser geographic area as the court determines to be reasonable, non-arbitrary and not against public policy. In the event of a breach or violation or threatened breach or violation by Consultant of the provisions of any of these Restrictive Covenants, Client shall be entitled to an injunction (without the provision of bond by Client) restraining Consultant from directly or indirectly engaging in the Restrictive Activities in breach or violation of these Restrictive Covenants, and restraining Consultant from rendering any services to or participating with any person, firm, corporation, association, partnership, venture or other entity which would constitute a violation of a Restrictive Covenant. Nothing herein shall be construed as prohibiting Client from pursuing any other remedies available to it by law or by this Agreement for breach, violation or threatened breach or violation of the provisions of these Restrictive Covenants, including, by way of illustration and not by way of limitation, the recovery of damages from Consultant or any other person, firm, corporation or entity. The provisions of these Restrictive Covenants shall survive the termination of this Agreement for the purpose of providing Client with the protection of the covenants of Consultant provided herein. Should an action have to be brought by Client against Consultant to enforce the Restrictive Covenants of Section 9, the period of restriction applicable to such covenant shall be deemed to begin running on the date of entry of an order granting Client preliminary injunctive relief and shall continue uninterrupted for the original intended period of two years. Consultant acknowledges and agrees that the intent and purpose of the Restrictive Covenants in Section 10 is to preclude Consultant from engaging in the Restrictive Activities for a full two years and that such purpose and effect would be frustrated by measuring the period of restriction from the date of termination of Consultant's employment where Consultant failed to honor these Restrictive Covenants until directed to do so by court order.

      12. CESSATION OF BENEFITS. In the event that (i) Consultant materially breaches Consultant's agreements contained herein prior to a Change of Control benefit becomes payable hereunder and such breach is not cured to Client's satisfaction within ten (10) days of written notice thereof, (ii) Consultant asserts in any litigation that the Restrictive Covenants or the Consultant Release is unenforceable for any reason, or (iii) facts come to the attention of the Client which prove Consultant, while hired by Client, was guilty or committing an act involving embezzlement, misappropriation, theft or fraud, in addition to any other remedy which Client may have as a result thereof, Client shall be entitled to withhold any Change of Control benefit unpaid to the Consultant at that point.

      13. NOTICES. Any notices, consents, approvals or waivers which are to be given to any party to this Agreement by any other party or parties to this Agreement shall be in writing, shall be properly addressed to the party to whom such notice is directed and shall be either actually delivered to such party or sent by United States mail, return receipt requested. Notices shall be addressed to the parties as follows:

      NAME                                ADDRESS
      ----                                -------

      Client                        JumboSports Inc.
                                    4701 West Hillsborough Avenue
                                    Tampa, Florida  33614

      Consultant                    Jack Bush - Raintree Partners, Inc.
                                    6222 Raintree Court
                                    Dallas, Texas  75240

      14. LITIGATION FORUM The parties hereto agree that this Agreement shall be deemed for all purposes to have been entered into in Hillsborough County, Florida. The parties hereto agree that all actions or proceedings, directly or indirectly, arising out of or related to this Agreement or contesting the validity or applicability of this Agreement shall be litigated exclusively in the Circuit Court in and for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, Tampa Division.

      15. EXPENSES OF ENFORCEMENT. In the event of any legal proceeding arising directly or indirectly from this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party (at both the trial and appellate court levels).

      16.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto as referenced herein, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as otherwise herein provided, no covenant, representation or condition not expressed in this Agreement, or in an amendment hereto made and executed in accordance with the provisions of subsection (b) of this section, shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

          (b) AMENDMENTS AND WAIVER. No change, modification, waiver or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties hereto. Any waiver of any breach of any provisions of this Agreement shall operate only as to the specific breach waived and shall not be deemed a waiver of any other breach, whether occurring before or after such waiver.

          (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to principles of choice or conflict of law thereunder.

          (d) SEPARABILITY. Except as provided in Section 11 hereof, if any section, subsection or provision of this Agreement or the application of such section, subsection or provisions is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances, other than those with respect to which it is held invalid, shall not be affected thereby.

          (e) HEADING AND CAPTIONS. The titles or captions of sections and subsections contained in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement; and, therefore, such titles or scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

          (f) GENDER AND NUMBER. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter and to the singular or plural as the identity of the person or entity or persons or entities may require.

          (g) CONTINUANCE OF AGREEMENT. The rights, responsibilities and duties of the parties hereto and the covenants and agreements herein contained shall survive the execution hereof, shall continue to bind the parties hereto, and shall continue in full force and effect until each and every obligation of the parties hereto, pursuant to this Agreement, shall have been fully performed.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above-written.

WITNESSES:                          JUMBOSPORTS INC.

_______________________________     By: _______________________________
                                        Its: Duly Authorized Officer "CLIENT"

_______________________________     ___________________________________
                                        Jack Bush, Raintree Partners, Inc.
                                         "CONSULTANT"
_______________________________


_______________________________

                              AGREEMENT FOR SERVICE

This Agreement made and entered into this 5th day of December, 1997, by and between JumboSports Inc., a Florida Corporation and Jack Bush - Raintree Partners, Inc.

JumboSports hereby agrees to compensate Jack Bush - Raintree Partners, Inc. for performing the duties and responsibilities as Chairman of the Board of Directors beginning on the above noted date and continuing until either party, Jack Bush or the Board, notifies the other, in writing and giving at least 30-days advance notice, that the arrangement is no longer desirable. Compensation to Jack Bush - Raintree Partners, Inc. for fulfilling this role is $4,000.00 per month, payable directly to Raintree Partners, Inc.

The parties have executed this Agreement the day and year first above written.

For:  JumboSports Inc.                    For:  Raintree Partners, Inc.


By:  _____________________________        By:  __________________________
      It's Duly Authorized Officer                             Jack Bush